Exhibit 99.1

May 2023 Investor Presentation

Cautionary Statements 1 This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals . Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements . The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance . Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following : general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities ; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures ; expectations on credit quality and performance ; legislative and regulatory changes ; changes in U . S . government monetary and fiscal policy ; competitive pressures on product pricing and services ; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all ; the success and timing of other business strategies ; our outlook and long - term goals for future growth ; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control . For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2022 and the Company’s subsequently filed periodic reports and other filings . Forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward - looking statements .

Ameris Franchise Value Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Proven liquidity management supported by strong, stable deposit base • Proven stewards of shareholder value – TBV has grown 13 % annualized over past five years • Experienced executive team with skills and leadership to continue to grow organically • Organic asset growth of over 10 % since 2019 • Diversified loan portfolio among geographies and product lines • Diversified revenue streams with strong core bank and lines of business Strong Southeastern Markets • Atlanta’s premier independent banking franchise • Scarcity value in many of the fastest growing regions in nation • Stable core deposit base • 65% of our franchise is in 5 MSAs, which grew 2x the national average over the last 15 years Greenville MSA 2 Charlotte MSA

Ameris Profile 3 $26.84 $27.89 $28.62 $29.92 $30.79 $24.00 $25.00 $26.00 $27.00 $28.00 $29.00 $30.00 $31.00 $32.00 1Q22 2Q22 3Q22 4Q22 1Q23 Consistent Tangible Book Value Growth $1.17 $1.30 $1.34 $1.18 $0.87 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 1Q22 2Q22 3Q22 4Q22 1Q23 Diluted EPS $23.6 $23.7 $23.8 $25.1 $26.1 $22.0 $22.5 $23.0 $23.5 $24.0 $24.5 $25.0 $25.5 $26.0 $26.5 1Q22 2Q22 3Q22 4Q22 1Q23 Total Assets (in billions) Focus on Shareholder Value 115,635 133,009 138,727 137,424 128,281 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 100,000 105,000 110,000 115,000 120,000 125,000 130,000 135,000 140,000 145,000 1Q22 2Q22 3Q22 4Q22 1Q23 Stable pre - tax pre - provision net revenue ROA (in 000's) PPNR PPNR ROA

Diversified Revenue Stream 4 • Strong revenue base of net interest income from core banking division • Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Retail mortgage activity has continued to stabilize back to pre - pandemic levels • Mortgage banking activity, exclusive of MSR valuation, was 12% of total revenue in 1Q23 • Purchase business was near historic levels at 84% in 1Q23 due to strong core relationships with builders and realtors • Approximately 86% of the net interest income included in mortgage revenue is related to portfolio loans generated from the mortgage division • Historically low gain on sale margin of 1.96% in 1Q23 Other Noninterest Income • Other Noninterest Income has consistently been 9% of total revenue • Noninterest Income from the equipment finance group was approximately $5.2 million in 1Q23 • Other Noninterest Income also includes BOLI income and gains on sale of SBA loans 67% 70% 77% 82% 79% 20% 17% 14% 8% 12% 9% 9% 9% 9% 9% $260.5 $276.2 $279.2 $273.4 $268.6 0% 20% 40% 60% 80% 100% 120% 1Q22 2Q22 3Q22 4Q22 1Q23 FTE Revenue Sources (in millions) MSR (Impairment) Recovery Other Noninterest Income Mortgage Banking Activity (Ex. MSR valuation) FTE Net Interest Income Mortgage Gain on Sale Margin 2.94% 1.96%

Strong Net Interest Margin 5 Banking Division Loan Production Details Period Fixed Rate Variable Rate Total 1Q23 $ 339.8 9.40% $ 223.2 7.68% $563.0 8.72% 4Q22 $ 399.9 8.16% $ 213.0 7.46% $612.9 7.92% 3Q22 $ 596.3 6.58% $ 528.5 5.90% $1,124.7 6.26% • Above peer group margin, at 3.76% • Net interest income (TE) of $212.6 million in 1Q23, compared with $225.1 million in 4Q22: – Interest income (TE) increased $22.1 million – Interest expense increased $34.6 million • Average earning assets grew by $755.9 million • Total deposit costs up 45bp from 4Q22 reflecting strategic deposit pricing adjustments made during 4Q22 and 1Q23 to protect our strong relationship - driven deposits • Noninterest bearing deposits remain above historic levels and were over 36% of total deposits at quarter end • Redeemed $75 million in floating rate subordinated notes (was 8.39% cost) using existing liquidity in March Spread Income and Margin $173.6 $192.3 $213.9 $225.1 $212.6 3.35% 3.66% 3.97% 4.03% 3.76% 2.86% 3.19% 3.57% 3.72% 3.54% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 1Q22 2Q22 3Q22 4Q22 1Q23 Net Interest Income (TE) (in millions) NIM Peer NIM (1) (1) Peer group consists of the publicly traded regional commercial bank holding companies identified as peer companies for pu rpo ses of 2022 compensation actions in our 2023 definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2023

Disciplined Expense Control Adjusted Operating Expenses and Efficiency Ratio (1) OPEX Highlights 6 • Management continues to deliver high performing operating efficiency • Total adjusted operating expenses increased $4.6 million in 1Q23 compared with 4Q22: ‒ Increase of $2.4 million in 1Q23 banking division operating expenses primarily due to: ‒ $3.9 million seasonal increase in payroll taxes and 401(k) matching expense ‒ Offset by a $1.9 million reduction in other expenses – Increase of $2.2 million in 1Q23 lines of business operating expenses primarily due to seasonal increases in payroll taxes and 401(k) matching expense • Adjusted efficiency ratio 51.99% in 1Q23, compared with 49.92% in 4Q22, primarily resulting from cyclical payroll expenses • Disciplined expense control throughout the Company with identified cost savings utilized to fund future technology and innovation costs 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix $90.6 $89.9 $93.6 $96.4 $98.9 $52.3 $52.3 $45.9 $38.4 $40.5 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 1Q22 2Q22 3Q22 4Q22 1Q23 Adjusted Operating Expenses (in millions) Banking LOBs 56.95% 53.66% 50.06% 49.92% 51.99% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 1Q22 2Q22 3Q22 4Q22 1Q23 Adjusted Efficiency Ratio

Proven Liquidity Plan 7 At March 31, 2023 $ in millions Total Available Amount Used Net Availability Internal Sources Cash $ 2,021 $ - $ 2,021 Unpledged Securities 633 - 633 External Sources FHLB 4,876 2,498 2,378 FRB Discount Window 2,717 - 2,717 Brokered Deposits 2,796 1,258 1,538 Other 127 - 127 Total Liquidity $ 13,170 $ 3,756 $ 9,414 • Diverse sources of liquidity available to the Company • Minimal unrealized losses on unpledged securities due to disciplined investment strategy • Majority of funding used is short - term to manage interest rate profile and provide flexibility as liquidity needs fluctuate • Have not accessed Bank Term Funding Program • Available liquidity sources provide approximately 113% coverage for uninsured deposits and approximately 159% coverage for non - collateralized uninsured deposits • No single depositor represents more than 1% of total deposits • Uninsured and uncollateralized deposits represent 29.5% of total deposits Sources of Liquidity $8.34 (41.7%) $5.91 (29.5%) $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 1Q22 2Q22 3Q22 4Q22 1Q23 Uninsured Deposits (in billions) Uninsured Deposits Uninsured Deposits Ex. Municipal Deposits Solid Liquidity Plan

Strong Core Deposit Base 8 Deposit Highlights • Total deposits increased $434.7 million in 1Q23 compared with 4Q22 • Noninterest - bearing deposits decreased $631.7 million, or 8.0% • Exclusive of increase in brokered CDs, total deposits declined $675 million • Usual 1Q cyclicality of public funds and agriculture deposits account for $400 million of this decline • Total interest - bearing deposit costs increased to 1.82% in 1Q23, compared with 1.17% in 4Q22, reflecting deposit rate increases and the shift in mix resulting from consumer behavior as interest rates rise • Cumulative weighted - average beta for all non - maturity deposits through this cycle has been 23% • Deposit portfolio of over 472,000 accounts with average balance of $42,100 per account NIB 37% NOW 19% MMDA 24% Savings 5% CD 15% Deposits by Type 1Q23 Deposit Type Balance (in 000s) Count Average per account (in 000’s) NIB 7,297,893 293,379 24.9 NOW 3,845,550 45,005 85.5 MMDA 4,781,388 29,556 161.8 Savings 1,013,219 66,880 15.2 CD 2,959,405 38,049 77.8 Total 19,897,455 472,869 42.1 Deposits by Product Type Consumer 37% Commercial 43% Public 14% Brokered 6% Deposits by Customer 1Q23

Capital Strength 9 Capital Highlights • Ameris is well capitalized with minimal unrealized losses in the investment portfolio • CET1 ratio is strong at 10.10% • CET1, net of unrealized losses on bond portfolio, remains strong at 9.87% • Unrealized loss of AFS portfolio improved to $44 million at March 31, 2023, and represents less than 3% of book value • No transfers to held - to - maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Repurchase plan announced in October 2022 of $100 million with approximately $94.5 million remaining at the end of 1Q23 8.71% 9.01% 9.32% 9.36% 9.26% 10.46% 10.10% 10.06% 9.86% 10.10% 13.79% 13.27% 13.15% 12.90% 13.16% 1Q22 2Q22 3Q22 4Q22 1Q23 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

Consistent TBV Growth Proven Stewards of Shareholder Value 10 • Management focused on long term growth in TBV (1) , such that over the past five years TBV has grown by 13% annualized • TBV increased $0.87 per share in 1Q23: – $0.72 from retained earnings – $0.16 from impact of OCI – ($0.01) from all other items including stock compensation and share repurchases • Since the last Bank acquisition (LION) in July 2019, TBV has grown $10.50, or 52% 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix 16.90 17.12 17.78 18.83 19.73 20.81 20.29 20.81 20.44 20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Tangible Book Value LION Acquisition

Loan Diversification and Credit Quality

Diversified Loan Portfolio 1Q23 Loan Portfolio 12 • Loan portfolio is well diversified across loan types and geographies • CRE and C&D concentrations were 287% and 80%, respectively, at 1Q23 • Non - owner occupied office loans totaled $1.4 billion at 1Q23, or 7.1% of total loans • Continued strong asset quality metrics during 1Q23 as evidenced by a lower volume of Watch List loans versus 4Q22 • Reserve increased to 1.21% of total loans during 1Q23 to account for forecasted economic conditions • Limited exposure in SNCs and syndications • Increased diligence by credit staff on stress testing given the current economic environment, focused on maturing and floating - rate loans, particularly in C&D and investor CRE loans Portfolio Highlights Total Loans $20.0 Billion Agriculture 1% C&I 23% Municipal 2% Consumer 2% Investor CRE 24% OO CRE 10% Construction 11% Multi - Family 4% SFR Mortgage & HELOC 23%

Allowance for Credit Losses

1Q23 CECL Reserve by Loan Type

Loan Type	Net Outstanding (MM's)	ALLL (MM's)	% ALLL		12/31/22 ALLL (MM's)	Change from 4Q22
CFIA	$ 2,722.2	$ 45.2	1.66%		$ 39.5	$ 5.7
Consumer Installment	$ 349.8	$ 4.9	1.40%		$ 5.4	$ (0.5)
Indirect	$ 83.5	$ 0.1	0.12%		$ 0.2	$ (0.1)
Municipal	$ 505.5	$ 0.4	0.08%		$ 0.4	$ -
Premium Finance	$ 947.3	$ 0.9	0.10%		$ 1.0	$ (0.1)
RE - C&D	$ 2,144.6	$ 42.8	2.00%		$ 32.7	$ 10.1
RE - CRE	$ 7,721.7	$ 87.2	1.13%		$ 67.4	$ 19.8
RE - RES	$ 4,564.9	$ 59.3	1.30%		$ 57.1	$ 2.2
Warehouse Lending	$ 958.4	$ 1.9	0.20%		$ 2.1	$ (0.2)
Grand Total	**$ 19,997.9**	**$ 242.7**	**1.21%**		**$ 205.8**	**$ 36.9**

Reserve Methodology

- Moody's March 2023 forecast model provided material inputs into ACL
- Primary model drivers included:
  - US and Regional Unemployment rates
  - US GDP
  - US and Regional Home Price Indices
  - US CRE Price Index
- Primary weighting utilized Baseline scenario

Reserve Summary

- The ACL on loans totaled $242.7 million at 1Q23, a net increase of $37.0 million, or 18.0% from 4Q22
- The ACL equated to 1.21% of total loans compared to 1.04% at 4Q22
- During 1Q23, we recorded a provision expense of $49.7 million
- Results were primarily driven by negative forecasts for CRE and home prices
- The ALLL for the two CRE categories (RE – C&D, RE – CRE) exhibited the highest increase from 4Q22 of $29.9 million
  - The blended ALLL % for those two categories was 1.32% at 1Q23
- The negative forecast for home prices resulted in a $2.2 million increase in the ALLL for residential mortgage loans (RE – RES)

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NPA / Charge - Off Trend 14 • Net of GNMA - guaranteed mortgage loans, NPAs declined as a percentage of total assets to 0.33% at 1Q23 vs 0.34% at 4Q22 • Total NPAs in creased $6.8 million, to $160.3 million, primarily as a result of: • $5.4 million increase in 90+ past due GNMA - guaranteed mortgage loans • $1.8 million increase in SBA - guaranteed loans • Of the total NPAs, t here is minimal loss exposure in GNMA - guaranteed mortgages ($75.0 million), Premium Finance loans ($11.4 million) and loans secured by CSVLI ($1.3 million) • The ALLL coverage of NPAs, net of GNMA - guaranteed loans, was 285% • Net charge - offs for 1Q23 totaled $10.7 million, which equated to an annualized NCO ratio of 0.22% Non - Performing Assets (“NPAs”) Net Charge - Offs ($ in millions) 0.47% 0.56% 0.55% 0.61% 0.61% 0.29% 0.35% 0.32% 0.34% 0.33% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 1Q22 2Q22 3Q22 4Q22 1Q23 Non - Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.09% 0.04% 0.11% 0.08% 0.22% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 1Q22 2Q22 3Q22 4Q22 1Q23 Net Charge - Offs Net Charge-offs NCO Ratio (Annualized)

Investor CRE & Multi-Family Loans

Loan Type	Outstanding (MM's)	% NPL	% PD	Avg Size Commitment (000's)
Office	$ 1,225.8	0.70%	0.30%	$ 2,775.1
Strip Center, Anchored	$ 965.4	0.00%	0.00%	$ 8,535.6
Multi-Family	$ 804.3	0.00%	0.02%	$ 4,802.8
Warehouse / Industrial	$ 617.9	0.00%	0.00%	$ 2,830.9
General Retail	$ 606.3	0.00%	0.00%	$ 1,213.5
Strip Center, Non-Anchored	$ 469.3	0.00%	0.00%	$ 2,441.8
Hotels / Motels	$ 423.8	0.02%	0.00%	$ 4,224.6
Mini-Storage Warehouse	$ 226.2	0.00%	0.00%	$ 2,899.1
Assisted Living Facilities	$ 142.4	0.00%	0.00%	$ 6,020.9
Misc CRE (Church, etc)	$ 59.4	0.00%	0.00%	$ 731.6
Total Loans	**$ 5,540.8**	**0.16%**	**0.07%**	**$ 2,885.9**

Investor CRE Loans by MSA



Atlanta GA
29%
Orlando FL
10%
Jacksonville FL
8%
Greenville SC
5%
Tampa FL
4%
Charleston SC
3%
Columbia SC
3%
Charlotte NC
3%
Miami FL
3%
Tallahassee FL
2%
All Other MSAs
16%
Other - GA, AL, FL, NC, SC
9%
All Other Non-MSAs
5%

Stratification of Investor CRE Portfolio

CRE Positioned in Growing Markets	Outstanding Loans (MMs)	5-Yr Proj Population Growth Rate
Atlanta-Sandy Springs-Alpharetta GA	$ 1,593.7	4.7%
Orlando-Kissimmee-Sanford FL	$ 531.7	6.4%
Jacksonville FL	$ 466.0	6.9%
Greenville-Anderson SC	$ 263.8	4.7%
Tampa-St Petersburg-Clearwater FL	$ 199.1	5.2%
Charleston-North Charleston SC	$ 188.5	6.3%
Columbia, SC	$ 173.3	3.6%
Charlotte-Concord-Gatonia NC	$ 162.6	5.8%
Miami-Ft Lauderdale-Pompano Beach FL	$ 160.9	2.0%
Tallahassee FL	$ 110.6	4.2%
U.S. National Average		**2.1%**

- Non-Owner Occupied CRE Portfolio is well diversified
- Almost 90% of CRE loans are located within the Bank's five-state footprint
- Most MSAs within the Bank's footprint exhibit population growth forecasts exceeding the national average

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Office Portfolio • 85% of non - owner occupied office loans are located in MSAs in the Bank’s footprint. Overall, the average loan size is $1.3 million. The blended average vacancy rate is < 10% • The average maturity of fixed - rate loans is ~ 4 . 25 years ; only 18 % of loans mature through 2024 • The portion of the ACL apportioned to non - owner occupied office loans was 1 . 54% * Results based on loans > $ 1 million, or 95 % of total loans • Non - owner occupied office loans totaled $1.4 billion of outstanding balances and $1.7 billion of total committed exposure at 1Q23 • As a percent of total loans outstanding and committed exposure, non - owner occupied office loans were 7.1% and 6.5%, respectively • 66% are either Class A, an Essential - Use Facility or Medical Office Building (MOB) Highlights 16 Class A 36% Class B 30% Essential Use 21% MOB 9% Class C 4% Investor Office Portfolio by Property Class * Atlanta GA Orlando FL Columbia SC Charlotte NC Tampa FL Greenville SC Charleston SC All Other MSAs Other Locations Investor Office Loans by MSA * 13.6% 9.9% 10.9% 1.9% 3.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Class A Class B Class C Essential Use MOB Average Vacancy by Investor Office Property Class * Construction , $399.3 Investor CRE , $1,307.1 Owner - Occupied , $594.6 Total Office Portfolio by Loan Type

Equipment Finance Portfolio 17 • Balboa Capital was a 35 - year - old small business lender which successfully operated through several business cycles since that time • Ameris purchased $665.8 million of equipment finance loans in December 2021 and successfully integrated them during 2022 to include credit, accounting, compliance, technology and HR • Total loans at 1Q23 were $1.1 billion, or 5.6% of Ameris’s total portfolio • The average loan size for the total portfolio was $45.3 thousand • Loan production in 1Q23 totaled $197.3 million; the average FICO score was 734 • The portion of the ACL attributed to the Equipment Finance division totaled $35.7 million, or 3.20% of loans • Total charge - offs since Ameris’s acquisition equate to 1.75% annualized, compared with the pre - acquisition 10 - year average of 1.37% and high period of 2.60% 1Q23 Portfolio Highlights (in millions) 0.56% 0.69% 0.70% 0.85% 0.95% 1.22% 1.07% 0.94% 0.92% 0.87% 0.25% 0.45% 0.65% 0.85% 1.05% 1.25% 1.45% 1Q22 2Q22 3Q22 4Q22 1Q23 30+ Accruing Past Dues Non-Performing Loans $746 $822 $913 $1,021 $1,115 $132 $154 $174 $189 $197 $- $200 $400 $600 $800 $1,000 $1,200 1Q22 2Q22 3Q22 4Q22 1Q23 Total Loans (MM's) Quarterly Originations (MM's)

Appendix

19 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 1Q23 4Q22 3Q22 2Q22 1Q22 Adjusted Noninterest Expense Total noninterest expense 139,421$ 135,061$ 139,578$ 142,196$ 143,820$ Adjustment items: Merger and conversion charges - (235) - - (977) Natural disaster and pandemic expenses - - (151) - - Gain (loss) on sale of premises - - - 39 6 Adjusted noninterest expense 139,421$ 134,826$ 139,427$ 142,235$ 142,849$ Total Revenue Net interest income 211,652$ 224,137$ 212,981$ 191,364$ 172,544$ Noninterest income 56,050 48,348 65,324 83,841 86,911 Total revenue 267,702$ 272,485$ 278,305$ 275,205$ 259,455$ Adjusted Total Revenue Net interest income (TE) 212,587$ 225,092$ 213,912$ 192,334$ 173,557$ Noninterest income 56,050 48,348 65,324 83,841 86,911 Total revenue (TE) 268,637$ 273,440$ 279,236$ 276,175$ 260,468$ Adjustment items: (Gain) loss on securities (6) (3) 21 (248) 27 Gain on BOLI proceeds (486) - (55) - - (Gain) loss on sale of mortgage servicing rights - (1,672) 316 - - Servicing right impairment (recovery) - - (1,332) (10,838) (9,654) Adjusted total revenue (TE) 268,145$ 271,765$ 278,186$ 265,089$ 250,841$ Efficiency ratio 52.08% 49.57% 50.15% 51.67% 55.43% Adjusted efficiency ratio (TE) 51.99% 49.61% 50.12% 53.66% 56.95% Quarter to Date

Reconciliation of GAAP to Non-GAAP Measures

	As of										
(dollars in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20
Total shareholders' equity	$ 3,253,195	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 2,837,004	$ 2,757,596	$ 2,647,088	$ 2,564,683
Less:											
Goodwill	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	928,005	928,005	928,005	928,005	928,005
Other intangibles, net	101,488	106,194	110,903	115,613	120,757	125,938	60,396	63,783	67,848	71,974	76,164
Total tangible shareholders' equity	$ 2,136,061	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,845,216	$ 1,761,743	$ 1,647,109	$ 1,560,514
Period end number of shares	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,767,209	69,713,426	69,541,481	69,490,546
Book value per share (period end)	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 40.66	$ 39.56	$ 38.06	$ 36.91
Tangible book value per share (period end)	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 26.45	$ 25.27	$ 23.69	$ 22.46

	As of									
	2Q20	1Q20	4Q19	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18	1Q18
Total shareholders' equity	$ 2,460,130	$ 2,437,150	$ 2,469,582	$ 2,420,723	$ 1,537,121	$ 1,495,584	$ 1,456,347	$ 1,404,977	$ 1,371,896	$ 868,944
Less:										
Goodwill	928,005	931,947	931,637	911,488	501,140	501,308	503,434	505,604	504,764	208,513
Other intangibles, net	80,354	85,955	91,586	97,328	52,437	55,557	58,689	54,729	53,561	12,562
Total tangible shareholders' equity	$ 1,451,771	$ 1,419,248	$ 1,446,359	$ 1,411,907	$ 983,544	$ 938,719	$ 894,224	$ 844,644	$ 813,571	$ 647,869
Period end number of shares	69,461,968	69,441,274	69,503,833	69,593,833	47,261,584	47,585,309	47,499,941	47,496,966	47,518,662	38,327,081
Book value per share (period end)	$ 35.42	$ 35.10	$ 35.53	$ 34.78	$ 32.52	$ 31.43	$ 30.66	$ 29.58	$ 28.87	$ 22.67
Tangible book value per share (period end)	$ 20.90	$ 20.44	$ 20.81	$ 20.29	$ 20.81	$ 19.73	$ 18.83	$ 17.78	$ 17.12	$ 16.90

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